UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nabors Energy Transition Corp.

(Exact name of registrant as specified in its charter)

Delaware	86-2916523
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

515 W. Greens Road, Suite 1200 Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	New York Stock Exchange
Warrants, exercisable for one share of Class A Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-256876

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock of Nabors Energy Transition Corp. (the “Registrant”).  The description of the units, Class A common stock and warrants to purchase common stock contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-256876), originally filed with the Securities and Exchange Commission on June 8, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Exhibit No.	Description
3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256876), filed with the Securities and Exchange Commission on October 27, 2021).
3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256876), filed with the Securities and Exchange Commission on June 8, 2021).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256876), filed with the Securities and Exchange Commission on October 27, 2021).
4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256876), filed with the Securities and Exchange Commission on June 8, 2021).
4.3	Form of Public Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256876), filed with the Securities and Exchange Commission on October 27, 2021).
4.4	Specimen Public Warrant Certificate (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256876), filed with the Securities and Exchange Commission on October 27, 2021).
4.5	Form of Private Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256876), filed with the Securities and Exchange Commission on October 27, 2021).
4.6	Specimen Private Warrant Certificate (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256876), filed with the Securities and Exchange Commission on October 27, 2021).
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256876), filed with the Securities and Exchange Commission on October 27, 2021).
10.4	Form of Registration Rights Agreement by and among the Registrant, Nabors Energy Transition Sponsor, LLC and the other parties thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256876), filed with the Securities and Exchange Commission on October 27, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 16, 2021

NABORS ENERGY TRANSITION CORP.

	By:	/s/ Anthony G. Petrello
	Name:	Anthony G. Petrello
	Title:	Chief Executive Officer, President and Secretary